                                                                     EXHIBIT 1.1

                                TERMS AGREEMENT
                                ---------------


                                                                  March 18, 1997


Jones Intercable, Inc.
9697 East Mineral Avenue
Englewood, CO  80112

Attn:  Mr. Kevin Coyle

Dear Sirs:

          We (the "Underwriters") understand that Jones Intercable, Inc., a Colorado corporation (the "Company"), proposes to issue and sell $250,000,000 aggregate principal amount of its senior debt securities (the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I hereto offer to purchase, severally and not jointly, the principal amounts of such Underwritten Securities set forth opposite their names in such list at 97.641% of the principal amount thereof (plus accrued interest, if any, on the Underwritten Securities from March 21, 1997 to Closing Date). The Closing Date shall be March 21, 1997, at 10 a.m. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017.

          The Underwritten Securities shall have the terms set forth in the Prospectus dated November 27, 1995, and the Prospectus Supplement dated March 18, 1997, including the following:

          Title: 8-7/8% Senior Notes Due 2007
          Maturity: April 1, 2007
          Interest Rate: 8-7/8%
          Interest Payment Dates: April 1 and October 1
          Redemption Provisions: Redeemable by the Company on or after April 1, 2004, in whole or in part, at 101.109% of principal amount, and on or after April 1, 2005 at 100.000% of principal amount, in each case together with accrued interest to the redemption date.
          Public Offering Price: 99.440% of principal amount, plus accrued interest, if any, from March 21, 1997

          All the provisions contained in the document entitled "Jones Intercable, Inc. --Debt Securities -- Underwriting Agreement Basic Provisions" and dated March 15, 1995 (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein, except that Simpson Thacher & Bartlett shall serve as counsel for the Underwriters and Cole Raywid & Braverman shall serve as special counsel to the Company, in each case in substitution for the
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firm so designated in the Basic Provisions, and except as provided for below.
Terms defined in the Basic Provisions are used herein as therein defined.

          Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

          "We hereby accept your offer, set forth in the Terms Agreement, dated March 18, 1997, to purchase the Underwritten Securities on the terms set forth therein."

                                        Very truly yours,

                                        LEHMAN BROTHERS INC.
                                        CHASE SECURITIES INC.
                                        NATIONSBANK CAPITAL MARKETS, INC.
                                        TD SECURITIES (USA) INC.

                                        By Lehman Brothers Inc.


                                        By:  /s/ John W. Russell, Jr.
                                             ---------------------------------
                                             Name: John W. Russell, Jr.
                                             Title: Managing Director

                                             Three World Financial Center
                                             New York, New York 10285
                                             Attention: John W. Russell, Jr.

Accepted:

JONES INTERCABLE, INC.


By:  /s/ Elizabeth M. Steele
     ----------------------------
     Elizabeth M. Steele
     Vice President/General Counsel
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                                  SCHEDULE I
                                  ----------


                                                         Principal Amount
                                                         of Securities to
       Underwriters                                        Be Purchased
       ------------                                      ----------------

Lehman Brothers Inc.                                       $150,000,001

Chase Securities Inc.                                        33,333,333

NationsBank Capital Markets, Inc.                            33,333,333

TD Securities (USA) Inc.                                     33,333,333
                                                           ------------
                            Total. . . . . . . . . . . . . .$250,000,000
